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                                                                      EXHIBIT 99

PRESS RELEASE


                AMSURG CORP. TO PRESENT AT THE CIBC WORLD MARKETS
                        16TH ANNUAL HEALTHCARE CONFERENCE
                             ----------------------
             LIVE PRESENTATION AND REPLAY AVAILABLE VIA THE INTERNET
              BEGINNING TUESDAY, NOVEMBER 8TH, AT 8:30 A.M. EASTERN


NASHVILLE, Tenn. (Nov. 2, 2005) - AmSurg Corp. (NASDAQ: AMSG) today announced that it will participate in the CIBC World Markets 16th Annual Healthcare Conference, November 7th through November 9th, in New York City. In connection with the conference, there will be an on-line simulcast and a replay of the Company's presentation available at the Company's web site starting at 8:30 a.m. Eastern Time on Tuesday, November 8, 2005. Ken P. McDonald, President and Chief Executive Officer, and Claire M. Gulmi, Senior Vice President and Chief Financial Officer, will be speaking at the conference.

            The live audio webcast and replay of the presentation will be available on the Company's website by going to www.amsurg.com and clicking on Investors. For the live audio, please go to the site at least 15 minutes prior to the presentation to download and install any necessary audio software. The webcast replay will be available for 30 days.

            AmSurg Corp. develops, acquires and manages physician practice-based ambulatory surgery centers in partnership with surgical and other group practices. At September 30, 2005, AmSurg owned a majority interest in 141 centers and had four centers under development.


                                           Contact:   Claire M. Gulmi
                                                      Senior Vice President and
                                                      Chief Financial Officer
                                                      (615) 665-1283



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